Exhibit 99.1
BeautyHealth Reports Third Quarter 2023 Financial Results
Revises financial guidance on lower-than-expected U.S. revenue and incurs restructuring charges for device upgrades
Delivers net sales of $97.4 million driven by double digit growth in APAC and EMEA

Long Beach, Calif., November 13, 2023 – The Beauty Health Company (NASDAQ: SKIN), home to flagship brand Hydrafacial, today announced financial results for the third quarter ended September 30, 2023. For the quarter, net sales of $97.4 million increased +10% year-over-year, on the strength of performance in Asia-Pacific, including China, and EMEA. The quarter was overshadowed by lower-than-expected U.S. revenue and $63.1 million in restructuring charges related to device upgrades of early generation Syndeo devices.

As a result, the Company is revising its fiscal year 2023 net sales guidance to a range of $385 to $400 million, its fiscal year adjusted EBITDA margin guidance to a range of 5% to 6% and is suspending its long-term 2025 financial outlook.

“We are focused on protecting Hydrafacial’s strong brand equity as we address the Syndeo provider experience challenges,” said BeautyHealth Chief Financial Officer Michael Monahan. “We are confident that, with our strategy, we will return Hydrafacial to the reliable standard that our customers have come to expect from us and keep their trust—and, with this, re-accelerate Syndeo adoption in the U.S.”

Key Operational and Business Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023	2022(1)
Delivery Systems net sales	$51.0	$49.1	$162.0	$155.5
Consumables net sales	46.4	39.7	139.2	112.2
Total net sales	$97.4	$88.8	$301.2	$267.7
Gross (loss) profit	$(12.6)	$61.4	$109.4	$182.3
Gross margin	(12.9)%	69.1%	36.3%	68.1%
Adjusted gross profit(3)	$60.9	$66.4	$197.0	$193.4
Adjusted gross margin(3)	62.5%	74.8%	65.4%	72.2%
Net (loss) income	$(73.8)	$(0.1)	$(90.7)	$37.7
Adjusted EBITDA(3)	$9.1	$16.3	$21.0	$28.5
Adjusted EBITDA margin(3)	9.3%	18.4%	7.0%	10.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited	2023	2022	2023	2022
New delivery systems sold	1,778	1,713	5,803	4,817
Trade-up delivery systems sold	362	147	933	1,608
Total delivery systems sold	2,140	1,860	6,736	6,425
Active install base	30,074	24,473	30,074	24,473
___________________
(1)    Reflects the impact of immaterial revisions to the financial statements.
(2) Amounts may not sum due to rounding.
(3) See "Non-GAAP Financial Measures" below.

Syndeo Program
•To stand behind its commitment to its customers and protect brand reputation, Management decided that, with respect to Syndeo devices, the Company will only market and sell Syndeo 3.0 devices due to provider experience issues with earlier generation Syndeo devices.
•The Company will provide, at no cost to the customer, the option of (i) a technician upgrade to their Syndeo 1.0 or 2.0 devices to 3.0 standards in the field; or (ii) a replacement Syndeo 3.0 device for their existing device.
•The Company will also extend all Syndeo warranties by one year, as a thank you to providers.
•The Company has designated all Syndeo 1.0 and 2.0 devices on-hand as obsolete, resulting in an inventory write-down in cost of sales of $18.8 million during the three months ended September 30, 2023.
•The Company incurred costs of $12.3 million associated with the Syndeo Program and has accrued an additional $32.1 million for the estimated cost to remediate or upgrade or exchange the remaining Syndeo 1.0 and 2.0 devices.

Financial Highlights
•Net sales were $97.4 million for the third quarter of 2023, an increase of 10% compared to the prior year period, with strength in APAC and EMEA offset by challenges in the U.S.
•Gross margin was (12.9)% in Q3 2023 compared to 69.1% in Q3 2022. Gross margin was adversely impacted by $63.1 million associated with the Syndeo Program and higher charges related to other discontinued, excess and obsolete product costs.
•Adjusted gross margin was 62.5% in Q3 2023 compared to 74.8% in Q3 2022. Adjusted gross margin was adversely impacted by higher manufacturing labor and overhead costs.
•Net loss was $(73.8) million in Q3 2023 compared to net loss of $(0.1) million in Q3 2022. The change compared to the prior year was primarily due to costs associated with the Syndeo Program.
•Adjusted EBITDA was $9.1 million in Q3 2023 compared to adjusted EBITDA of $16.3 million in Q3 2022, primarily due to gross margin pressures and higher general and administrative expenses, partially offset by lower selling and marketing expense.
•The Company placed 2,140 delivery systems during the quarter compared to 1,860 in the prior year period. The increase in delivery system placements was primarily due to strength in placements across APAC and EMEA.

Net Sales by Region

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (1)	2023	2022	2023	2022
Delivery Systems net sales
Americas	$20.3	$30.8	$73.1	$102.0
Asia-Pacific (“APAC”)	18.0	8.9	46.4	23.6
Europe, the Middle East and Africa (“EMEA”)	12.7	9.4	42.4	29.9
Total Delivery Systems net sales	$51.0	$49.1	$162.0	$155.5

Consumables net sales
Americas	$31.4	$27.6	$95.2	$76.3
APAC	6.7	6.2	17.1	14.8
EMEA	8.3	5.9	26.9	21.1
Total Consumables net sales	$46.4	$39.7	$139.2	$112.2

Total net sales
Americas	$51.7	$58.4	$168.3	$178.3
APAC	24.7	15.1	63.5	38.4
EMEA	21.1	15.3	69.3	51.0
Total net sales	$97.4	$88.8	$301.2	$267.7

Total delivery systems sold
Americas	776	1,065	2,844	4,069
APAC	752	371	1,942	1,040
EMEA	612	424	1,950	1,316
Total delivery systems sold	2,140	1,860	6,736	6,425

Trade-up delivery systems sold
Americas	77	147	267	1,608
APAC	225	—	412	—
EMEA	60	—	254	—
Total trade-up delivery systems sold	362	147	933	1,608
___________________
(1) Amounts may not sum due to rounding.

•Net sales in the Americas region decreased (11)% to $51.7 million in Q3 2023 compared to Q3 2022, driven by a decrease in Delivery Systems net sales due to provider experience challenges with Syndeo creating lower than expected demand.
•Net sales in the APAC region increased +63% to $24.7 million in Q3 2023 compared to Q3 2022, driven by strength in China. China net sales increased +79% to $16.9 million driven primarily by strength in delivery system net sales.
•Net sales in the EMEA region increased +37% to $21.1 million in Q3 2023 compared to Q3 2022, driven primarily by strength across both Delivery Systems and Consumables.

Operating Expenses
•Selling and marketing expenses were $30.7 million in Q3 2023 compared to $39.8 million in Q3 2022, primarily driven by lower marketing and advertising expense, sales commission expense, and personnel related compensation, including lower share-based compensation expense, partially offset by a reversal of cash incentive accruals in the prior year.
•General and administrative expenses were $37.0 million in Q3 2023 compared to $23.8 million in Q3 2022, primarily due to higher personnel related compensation, including severance and share-based compensation, and the reversal of cash incentive accruals in the prior year.

Balance Sheet and Cash Flow Highlights
•Cash and cash equivalents were approximately $559.4 million as of September 30, 2023 compared to approximately $568.2 million as of December 31, 2022. The change in cash and cash equivalents was primarily due to strategic acquisitions made during Q1 2023 and the net impact of current year net loss and other non-cash adjustments.
•The Company had approximately 7.0 million private placement warrants and approximately 132.6 million shares of Class A common stock outstanding as of September 30, 2023. In September 2023, the Company announced a $100.0 million share repurchase authorization, of which $4.8 million has been deployed to repurchase 0.8 million shares at an average price of $5.83 as of September 30, 2023.

Financial Guidance

Fiscal Year 2023	Current as of November 2023	Previous
Net sales	$385 – $400 million	$460 – $480 million
Adjusted EBITDA margin(1)	5% – 6%	18% – 19%
___________________
(1) See "Non-GAAP Financial Measures" below.

•The Company revised its fiscal year 2023 net sales guidance due to provider experience challenges with Syndeo creating lower than expected demand for delivery systems in the U.S.
•The Company revised its fiscal year 2023 adjusted EBITDA margin guidance as a result of slower than expected gross margin recovery and reduced fixed cost operating leverage.
•The Company suspended its long-term fiscal year 2025 outlook.

Financial guidance reflects the following external environment assumptions:
•Assumes no material deterioration in general market conditions or other unforeseen circumstances beyond the Company's control.
•Excludes any unannounced acquisitions, dispositions or financings.
•Assumes a largely re-opened global market, which would be negatively impacted if closures related to COVID-19 or other restrictive measures are reimplemented.
•Assumes no material deterioration in foreign currency exchange rates.

Conference Call
BeautyHealth will host a conference call on Monday, November 13, 2023, at 4:30 p.m. ET to review its third quarter 2023 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at https://investors.beautyhealth.com. A replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), management utilizes certain non-GAAP financial measures such as adjusted gross profit and adjusted EBITDA for purposes of evaluating ongoing operations and for internal planning and forecasting purposes.

Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing the Company's operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to unusual items.

Adjusted gross profit is gross profit excluding the effects of depreciation expense, amortization expense, stock-based compensation expense and other items such as write-off of discontinued, excess and obsolete product, Syndeo Program and Syndeo product optimization logistics & service costs.

Adjusted EBITDA is calculated as net (loss) income excluding the effects of expense (benefit) for income taxes; depreciation expense; amortization expense; stock-based compensation expense; interest expense; interest income; other (income) expense, net; change in fair value of warrant liability; foreign currency loss (gain), net; loss on disposal of assets; transaction related costs; write-off of discontinued, excess and obsolete product; litigation related costs; Syndeo Program; Syndeo product optimization logistics & service costs; and severance, restructuring and other.

The Company does not provide a reconciliation of its fiscal 2023 adjusted EBITDA margin guidance to net (loss) income, the most directly comparable forward looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2023 adjusted EBITDA margin guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

The Beauty Health Company
Condensed Consolidated Statements of Comprehensive Income (Loss) (1)
($ in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022(2)	2023	2022(2)
Net sales	$97.4	$88.8	$301.2	$267.7
Cost of sales	110.0	27.4	191.7	85.5
Gross (loss) profit	(12.6)	61.4	109.4	182.3
Operating expenses:
Selling and marketing	30.7	39.8	112.5	121.1
Research and development	1.8	2.2	7.1	7.0
General and administrative	37.0	23.8	102.5	77.6
Total operating expenses	69.5	65.7	222.0	205.7
Loss from operations	(82.1)	(4.4)	(112.6)	(23.4)
Interest expense, net	3.4	3.4	10.3	10.0
Interest income	(6.8)	(2.9)	(16.8)	(3.6)
Other (income) expense, net	(4.9)	0.4	(5.3)	0.4
Change in fair value of warrant liabilities	(5.9)	(4.3)	(8.4)	(71.5)
Foreign currency transaction loss (gain), net	2.3	—	0.7	1.8
(Loss) income before provision for income taxes	(70.3)	(0.9)	(93.1)	39.6
Income tax expense (benefit)	3.5	(0.8)	(2.4)	1.9
Net (loss) income	(73.8)	(0.1)	(90.7)	37.7
Comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(1.1)	(1.6)	(0.6)	(5.5)
Comprehensive (loss) income	$(74.9)	$(1.7)	$(91.3)	$32.2
Net (loss) income per share
Basic	$(0.56)	$—	$(0.68)	$0.25
Diluted	$(0.56)	$(0.03)	$(0.68)	$(0.22)
Weighted average common shares outstanding
Basic	132,896,626	150,788,695	132,679,547	150,706,795
Diluted	132,896,626	151,417,710	132,679,547	152,018,246
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The Beauty Health Company
Condensed Consolidated Balance Sheets (1)
($ in millions)
(Unaudited)

	September 30, 2023	December 31, 2022 (2)
ASSETS
Current assets:
Cash and cash equivalents	$559.4	$568.2
Accounts receivable, net	66.8	76.5
Inventories	74.9	109.7
Income tax receivable	1.0	1.3
Prepaid expenses and other current assets	35.9	27.6
Total current assets	738.0	783.3
Property and equipment, net	16.1	18.2
Right-of-use assets, net	13.3	15.6
Intangible assets, net	64.6	46.4
Goodwill	124.7	124.6
Deferred income tax assets, net	0.8	0.8
Other assets	15.5	14.2
TOTAL ASSETS	$973.1	$1,003.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35.9	$28.5
Accrued payroll-related expenses	20.8	21.7
Syndeo Program reserves	32.1	—
Lease liabilities, current	4.7	5.0
Income tax payable	2.0	1.4
Other accrued expenses	30.5	15.2
Total current liabilities	125.9	71.7
Lease liabilities, non-current	10.1	12.7
Deferred income tax liabilities, net	2.3	2.0
Warrant liabilities	7.1	15.5
Convertible senior notes, net	737.3	734.1
Other long-term liabilities	0.4	—
TOTAL LIABILITIES	$883.1	$836.0

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	564.5	550.3
Accumulated other comprehensive loss	(5.1)	(4.5)
Accumulated deficit	(469.5)	(378.8)
Total stockholders’ equity	$90.0	$167.1
LIABILITIES AND STOCKHOLDERS’ EQUITY	$973.1	$1,003.1
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The Beauty Health Company
Condensed Consolidated Statement of Cash Flows (1)
($ in millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022 (2)
Cash and cash equivalents at beginning of period	$568.2	$901.9
Operating activities:
Net (loss) income	(90.7)	37.7
Non-cash adjustments	82.2	(13.2)
Change in operating assets and liabilities:
Accounts receivable	6.0	(40.6)
Inventories	3.4	(72.1)
Prepaid expenses, other current assets, and income tax receivable	(16.2)	(6.7)
Accounts payable, other accrued expenses, and income tax payable	50.1	2.0
Other, net	(7.9)	(8.2)
Net cash provided by (used for) operating activities	26.9	(101.2)
Net cash used for investing activities	(29.3)	(16.0)
Net cash used for financing activities	(6.1)	(102.8)
Net decrease in cash and cash equivalents	(8.5)	(220.0)
Effect of foreign currency translation	(0.2)	2.3
Cash and cash equivalents at end of period	$559.4	$684.2
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The following table reconciles gross (loss) profit to adjusted gross profit for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023(3)	2022(1)
Net sales	$97.4	$88.8	$301.2	$267.7

Gross (loss) profit	$(12.6)	$61.4	$109.4	$182.3
Gross margin	(12.9)%	69.1%	36.3%	68.1%

Adjusted to exclude the following:
Depreciation expense	0.7	0.6	1.8	1.6
Amortization expense	2.7	2.2	9.7	6.9
Stock-based compensation expense	0.5	0.2	1.2	0.6
Write-off of discontinued, excess and obsolete product	6.4	2.0	10.4	2.0
Syndeo Program	63.1	—	63.1	—
Syndeo product optimization logistics & service costs	—	—	1.4	—
Adjusted gross profit	$60.9	$66.4	$197.0	$193.4
Adjusted gross margin	62.5%	74.8%	65.4%	72.2%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Reflects the removal of the accrual for annual cash incentives in prior periods for comparability purposes.

The following table reconciles net (loss) income to adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023(3)	2022(1)
Net sales	$97.4	$88.8	$301.2	$267.7

Net (loss) income	$(73.8)	$(0.1)	$(90.7)	$37.7
Adjusted to exclude the following:
Expense (benefit) for income taxes	3.5	(0.8)	(2.4)	1.9
Depreciation expense	2.5	2.0	7.0	5.3
Amortization expense	5.5	3.9	17.7	11.6
Stock-based compensation expense	8.2	7.4	20.3	20.9
Interest expense	3.4	3.4	10.3	10.0
Interest income	(6.8)	(2.9)	(16.8)	(3.6)
Other (income) expense, net	(4.9)	0.4	(5.3)	0.4
Change in fair value of warrant liability	(5.9)	(4.3)	(8.4)	(71.5)
Foreign currency loss (gain), net	2.3	—	0.7	1.8
Loss on disposal of assets	—	3.7	0.1	4.7
Transaction related costs	—	—	0.8	3.0
Write-off of discontinued, excess and obsolete product	6.4	2.0	10.4	2.0
Litigation related costs	—	1.0	1.5	1.0
Syndeo Program	63.1	—	63.1	—
Syndeo product optimization logistics & service costs	—	—	1.4	—
Severance, restructuring and other	5.5	0.6	11.3	3.4
Adjusted EBITDA	$9.1	$16.3	$21.0	$28.5
Adjusted EBITDA margin	9.3%	18.4%	7.0%	10.7%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Reflects the removal of the accrual for annual cash incentives in prior periods for comparability purposes.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful community of estheticians, partners and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types in more than 90 countries. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; the impact of the continuing COVID-19 pandemic on the Company’s business; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
Investors: IR@beautyhealth.com
Press: Press@beautyhealth.com